Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Lilium N.V. of our report dated March 15, 2024 relating to the financial statements, which appears in Lilium N.V.’s Annual Report on Form 20-F for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Munich, Germany

May 3, 2024

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Holger Graßnick	/s/ppa. Sylvia Eichler
Wirtschaftsprüfer	Wirtschaftsprüferin
(German Public Auditor)	(German Public Auditor)